Exhibit 99.1

FOR IMMEDIATE RELEASE

ALLIANCE MMA CREATES PREMIER DEVELOPMENTAL LEAGUE FOR MIXED MARTIAL ARTS

Company Completes IPO and Commences Trading on NASDAQ Exchange

NEW YORK, NY – October 6, 2016 – Alliance MMA, Inc. ("Alliance MMA" or the "Company") (NASDAQ: AMMA), a mixed martial arts organization offering the premier developmental league for aspiring mixed martial arts fighters, today announced that it completed the initial public offering ("IPO") of its common shares and the Company’s common stock began trading on the NASDAQ Capital Market, under the ticker symbol “AMMA”.

“We believe MMA is the world’s fastest growing sport with worldwide fans of approximately 300 million and are delighted to be a feeder organization to the sport’s highest level of professional competition,” said Paul K. Danner, Chairman of the Board and Chief Executive Officer of Alliance MMA, Inc. “We look at ourselves as the complementary minor league to The Ultimate Fighting Championship (UFC), Bellator MMA, World Series of Fighting and other prestigious MMA promotions worldwide.”

Alliance MMA, Inc. was incorporated in 2015 for the purpose of acquiring businesses that engage in the promotion of mixed martial arts (MMA) events. The company is pleased to announce that since then they have acquired 7 companies including 5 MMA promotion companies, a digital media sports platform, and an electronic ticking platform optimized for marketing MMA events. Acquisitions include:

•	Cage Fury Fighting Championship (CFFC): Based in Atlantic City, New Jersey Cage Fury has promoted over 50 professional MMA events, primarily in New Jersey, Pennsylvania, and other venues in the Northeast U.S. Ranked in the top 10 of all regional MMA promotions, CFFC currently airs on the CBS Sports Network as well as GFL.tv. and has sent more than 25 fighters to the UFC. CFFC’s former President Robert Haydak & Vice President Michael Constantino will serve as the Alliance MMA President and Director, Business Development, respectively.

•	Combat Games MMA (COGA): Based in Kirkland, Washington and founded by Washington MMA pioneer Joe DeRobbio, COGA is a consensus leader in Mixed Martial Arts fighting in their region. After spending more than 13 years as a referee & advocate for fighter safety – DeRobbio has paired up with Jason Robinett to lead the Alliance effort in the Pacific Northwest Region.

•	Hoosier Fight Club (HFC): Based in Chicago, Illinois, HFC was started by former Mrs. Indiana winner Danielle Vale and her husband Paul who felt drawn to the sport of MMA. They created Hoosier Fight Club, with the intent to bring the spotlight and professionalism to the sport they thought it deserved. Promoting the first sanctioned Mixed-Martial-Arts event in the state of Indiana, HFC is considered by many in Chicagoland to be the established leader of the local MMA scene.

•	V3 Fights: Based in Memphis, Tennessee, what began as a lobbying effort alongside UFC superstar “Rampage” Jackson, V3 Fight’s Nick Harmier’s efforts in the sport didn’t just end with the sanctioning of MMA – it culminated into a regional MMA promotion blazing its way through the South. Currently in 6 different venues in their area, V3 fights is another one of the fastest growing regional promotions in America.

•	Shogun Fights: Based in Baltimore, Maryland, Shogun fights regularly packs one of the biggest regional MMA venues – the Royal Farms Arena with some of the best MMA shows in the Mid-Atlantic region. With a successful (albeit short) MMA career and stint as a celebrity bodyguard under his belt, founder John Rallo focused on opening a Brazilian Jiu-Jitsu Academy after receiving his blackbelt from Renzo Gracie himself. During this time he worked towards legalizing MMA in the state of Maryland, eventually passing legalization in one session – an unheard of feat with new legislature.

•	GoFlightLive! (GFL): GFL is a sports media and technology platform focusing exclusively on the combat sports industry. In addition to its extensive video library, GFL uses its proprietary technology platform to offer online streaming media content, televised events and social media access to MMA fans world-wide.

•	CageTix: CageTix is an electronic ticketing platform serving the combat sports space, including mixed martial arts, boxing, jiu jitsu, and Muay Thai, and is the first ticketing service to focus specifically on the MMA industry. CageTix’s ticketing platform offers Alliance the opportunity to expand ticket sales through enhanced event attendance, as well as collect valuable customer analytics to improve marketing effectiveness.

“This successful completion of our initial public offering on NASDAQ and the closing of these acquisitions, creates a strong foundation for Alliance. We plan to add a number of additional promotions, eventually building a national footprint that includes all the major media markets and attracts name brand sponsorships,” added Danner.

Going forward under the Alliance MMA umbrella, the regional promotions will continue to operate under their respective names, leveraging the valuable brand equity they’ve built over the years.

Cage Fury’s former President Robert Haydak, who is now serving as President of Alliance MMA, knew joining Alliance MMA would be great to help grow his MMA promotion and the sport in general. “By joining the Alliance, smaller promotions become partners in a much larger organization that intends to enhance collective market share and profitability of the businesses through increased ticket sales, incremental events, centralization of certain common business functions, and the application of best business practices across the enterprise.”

The Company started trading today on the NASDAQ with an opening price of $4.50, making it the first public entity in the MMA space. MMA is a full contact sport that allows a wide range of fighting techniques including, striking and grappling from various martial arts & disciplines including Boxing, Wrestling, Brazilian Jiu Jitsu, Karate & Muay Thai. Professional MMA fights are legal and regulated domestically by state athletic commissions in all 50 states.

About Alliance MMA, Inc.

Alliance MMA (NASDAQ: AMMA) is a mixed martial arts organization offering the premier developmental league for aspiring mixed martial arts (MMA) fighters to advance to the sport’s highest level of professional competition. Alliance MMA’s mission is to identify and cultivate the next generation of Ultimate Fighting Championship (UFC) and other premier MMA promotion champions.

With many of the world’s leading MMA promotions under the Alliance MMA umbrella, the organization aims to host in excess of 125 events per year, showcasing more than 1,000 fighters. Alliance MMA will also be dedicated to generating live original sports media content, attracting an international fan base, and securing major brand sponsorship revenue for our live MMA events, digital media platform and our Alliance MMA contracted athletes.

Alliance MMA, Inc. was incorporated in 2015 for the purpose of acquiring businesses that engage in the promotion of mixed martial arts (MMA) events. In 2016 the company went public with a listing on the NASDAQ. Alliance MMA is the only mixed martial arts promotion company that is publicly traded, allowing public investment in the world’s fastest growing sport. For more information visit, http://alliancemma.com/.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including discussion of product and business plans and financial estimates and projections. These statements are based on management’s expectations, estimates, projections and assumptions. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast'' and similar words in connection with any discussion of future operating or financial performance.

Pro forma projections are being distributed on a confidential basis to give interested parties a general idea of the possible revenue generation based on the anticipated business strategy of Alliance MMA as of the date of this Confidential Offering Summary and are based on management’s good faith projections based on current circumstances. These projections are subject to change without notice, and Alliance MMA has no obligation to update these projections. There can be no assurance that these results will be attained, and, further, readers are hereby notified that they should not rely on these projections as an integral part of any decision regarding Alliance MMA.